UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2023

Crescent Energy Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 337-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On July 17, 2023, in connection with the Notes Offering (as defined below), Crescent Energy Company (NYSE: CRGY) (the “Company” or “our,” “us,” or “we”) provided certain updated disclosures to potential investors, including certain preliminary operating and financial data for the fiscal quarter ended June 30, 2023, the relevant excerpts of which are set forth below. The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

On July 17, 2023, Crescent Energy Finance LLC (“CE Finance”), a subsidiary of the Company, issued a news release announcing that, subject to market conditions, CE Finance intends to offer (the “Notes Offering”) for sale in a private placement pursuant to Rule 144A and Regulation S under the Securities Act, to eligible purchasers $250.0 million aggregate principal amount of its 9.250% senior notes due 2028 (the “Notes”). The Notes are being offered as additional notes under the indenture (the “Indenture”) pursuant to which the Issuer issued, on February 1, 2023, $400 million aggregate principal amount of 9.250% Senior Notes due 2028 (the “Existing Notes”). The Notes will have substantially identical terms, other than the issue date and issue price, as the Existing Notes, and the Notes and the Existing Notes will be treated as a single series of securities under the Indenture and will vote together as a single class. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In addition, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act, or the Exchange Act.

Item 8.01	Other Events.

On July 17, 2023, in connection with the Notes Offering, the Company provided certain updated disclosures to potential investors, including certain preliminary operating and financial data for the fiscal quarter ended June 30, 2023, the relevant excerpts of which are set forth below.

******

Based on forecasts used in our reserve report and the reserve report for the interests in oil and gas properties, rights and related assets in the Western Eagle Ford Basin (the “Western Eagle Ford Assets”) that the Company acquired on July 3, 2023 (the “Western Eagle Ford Acquisition”), our proved developed producing (“PDP”) reserves as of December 31, 2022, including the PDP reserves associated with the Western Eagle Ford Assets, have estimated average five-year and ten-year annual decline rates of approximately 13% and 10%, respectively, and an estimated 2023 PDP decline rate of 21%.

******

As of December 31, 2022 and including the net drilling locations gained through the Western Eagle Ford Acquisition, we have identified 295 net locations as proved undeveloped reserves drilling locations, which reflect $2.0 billion of anticipated capital spend.

******

For the year ended December 31, 2022, net production for the Western Eagle Ford Assets was 7,776 MBoe and total net production was 58,163 MBoe.

******

The purchase price of the Western Eagle Ford Acquisition was funded by borrowings under the credit agreement, by and between Crescent Energy Finance LLC, Wells Fargo Bank, N.A., as administrative agent, and the lender parties thereto, as amended (the “Revolving Credit Facility”) in the amount of $540.0 million (the “Acquisition Borrowings”), which represented the purchase price less a 10% deposit funded by borrowings under the Revolving Credit Facility made at signing on May 2, 2023.

******

As of June 30, 2023, after giving effect to the Acquisition Borrowings, we would have had $790.0 million in outstanding borrowings under our Revolving Credit Facility, $9.7 million in outstanding letters of credit and $2.3 million in cash and cash equivalents.

******

Summary reserve data based on SEC Pricing

The following table provides our historical reserves, PV-0 and PV-10 and standardized measure as of December 31, 2022 for Crescent Energy Company and the Western Eagle Ford Assets, in each case prepared in accordance with SEC Pricing. The reserve estimates presented with respect to Crescent Energy Company in the tables below are based primarily on a reserve report prepared by Ryder Scott. In preparing its report, Ryder Scott evaluated properties representing approximately 98% of our total proved reserves as of December 31, 2022. Our internal technical staff evaluated the remaining properties. The reserve estimates prepared with respect to the reserves acquired in the Western Eagle Ford Acquisition in the tables below are also based on a reserve report prepared by Ryder Scott.

	Crescent Energy Company(1)	Western Eagle Ford Acquisition(2)

	As of December 31, 2022
Net Proved Reserves:
Oil (MBbls)	243,082	32,357
Natural gas (MMcf)	1,506,535	201,064
NGLs (MBbls)	78,621	32,382
Total Proved Reserves (MBoe)	572,793	98,249
Standardized Measure (millions) (3)	$9,135
PV-0 (millions) (3)	$17,170	$2,852
PV-10 (millions) (3)	$9,602	$1,506
Net Proved Developed Reserves:
Oil (MBbls)	160,113	22,304
Natural gas (MMcf)	1,398,770	151,616
NGLs (MBbls)	66,803	24,418
Total Proved Developed Reserves (Mboe)	460,046	71,992
PV-0 (millions) (3)	$12,330	$2,121
PV-10 (millions) (3)	$7,132	$1,199
Net Proved Undeveloped Reserves:
Oil (MBbls)	82,969	10,053
Natural gas (MMcf)	107,765	49,447
NGLs (MBbls)	11,818	7,964
Total Proved Undeveloped Reserves (Mboe)	112,747	26,257
PV-0 (millions) (3)	$4,840	$731
PV-10 (millions) (3)	$2,470	$307

(1)

Our reserves, PV-0 and PV-10 were determined using SEC Pricing. For oil and NGL volumes, the average WTI posted price of $93.67 per barrel as of December 31, 2022, was adjusted for items such as gravity, quality, local conditions, gathering, transportation fees and distance from market. For natural gas volumes, the average Henry Hub Index spot price of $6.36 per MMBtu as of December 31, 2022, was similarly adjusted for items such as quality, local conditions, gathering, transportation fees and distance from market. All prices are held constant throughout the lives of the properties. The average adjusted product prices over the remaining lives of the properties are $89.87 per barrel of oil, $5.80 per Mcf of natural gas and $37.98 per barrel of NGLs as of December 31, 2022.

(2)

The Western Eagle Ford Acquisition’s reserves and present value (discounted at ten percent, or PV-10) were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. The base SEC oil and gas prices calculated for December 31, 2022 were $93.67 per Bbl and $6.36 per MMBtu, respectively. As specified by the SEC, a company must use a 12-month average price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period. The base oil price is based upon WTI-Cushing spot prices (EIA) during 2022 and the base gas price is based upon Henry Hub spot prices (Gas Daily) during 2022. Adjustments to oil and gas prices were calculated by the Company and applied as received by Ryder Scott. Adjustments may include treating costs, transportation charges, plant processing, and/or crude quality and gravity corrections. After these adjustments, the net realized prices over the life of the proved properties was estimated to be $91.47 per Bbl for oil, $6.48 per Mcf for gas and $42.15 per barrel of NGLs as of December 31, 2022. All economic factors were held constant in accordance with SEC guidelines.

(3)

Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. None of PV-0, PV-10 and standardized measure represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 and standardized measure of discounted future net cash flows, if applicable. We believe that the presentation of PV-0 and PV-10 is relevant and useful to investors because they present future net cash flows attributable to our reserves, including in the absence of a comparable measure, if necessary, prior to taking into account future income taxes and our current tax structure. For Crescent Energy Company, the PV-0 and PV-10 income tax amounts included in the net proved standardized measure but not included in PV-0 and PV-10 were $773.5 million and $467.3 million, respectively. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that none of PV-0, PV-10 or standardized measure represent an estimate of the fair market value of our proved reserves.

Summary reserve data based on NYMEX pricing

The following table provides our historical reserves, PV-0 and PV-10 as of December 31, 2022 for Crescent Energy Company and the Western Eagle Ford Assets using NYMEX pricing. We have included this reserve sensitivity in order to provide an additional method of presentation of the fair value of our assets and the cash flows that we expect to generate from those assets based on the market’s forward-looking pricing expectations as of June 30, 2023. The historical 12-month pricing average in our 2022 disclosures under the heading “Summary reserve data based on SEC Pricing” does not reflect the oil and natural gas futures. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC Pricing. In addition, we believe strip pricing provides relevant and useful information because it is widely used by investors in our industry as a basis for comparing the relative size and value of our proved reserves to our peers and in particular addresses the impact of differentials compared with our peers. Our estimated historical reserves, PV-0 and PV-10 based on NYMEX pricing, were otherwise prepared on the same basis as our estimations based on SEC Pricing reserves for the comparable period. Reserve estimates using NYMEX pricing are calculated using the internal systems of our management and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price and minor system differences.

	Crescent Energy Company	Western Eagle Ford Acquisition

	As of December 31, 2022(1)
Net Proved Reserves:
Oil (MBbls)	214,351	27,629
Natural gas (MMcf)	1,310,852	164,378
NGLs (MBbls)	67,164	26,473
Total Proved Reserves (Mboe)	499,990	81,498
PV-0 (millions) (2)	$6,833	$1,058
PV-10 (millions) (2)	$4,288	$613
Net Proved Developed Reserves:
Oil (MBbls)	133,839	20,040
Natural gas (MMcf)	1,207,261	130,648
NGLs (MBbls)	55,809	21,041
Total Proved Developed Reserves (Mboe)	390,858	62,855
PV-0 (millions) (2)	$4,647	$877
PV-10 (millions) (2)	$3,261	$567
Net Proved Undeveloped Reserves:
Oil (MBbls)	80,512	7,589
Natural gas (MMcf)	103,591	33,730
NGLs (MBbls)	11,356	5,432
Total Proved Undeveloped Reserves (Mboe)	109,132	18,643
PV-0 (millions) (2)	$2,186	$180
PV-10 (millions) (2)	$1,027	$46

(1)

Our NYMEX reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX pricing at closing on June 30, 2023 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $60.41 per barrel of oil, $3.19 per Mcf of natural gas and $25.74 per barrel of NGLs as of December 31, 2022 for Crescent Energy Company. The average adjusted product prices over the remaining lives of the properties are $61.12 per barrel of oil, $3.77 per Mcf of natural gas and $28.45 per barrel of NGLs as of December 31, 2022 for the Western Eagle Ford Acquisition. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC Pricing. See “Risk factors.”
(2)

Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves in the absence of a comparable measure such as standardized measure. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC Pricing. As a result, it is not practicable for us to reconcile our PV-10 using NYMEX pricing to standardized measure as determined in accordance with GAAP.

******

Certain preliminary data for the fiscal quarter ended June 30, 2023

As of the date hereof, we have not finalized our financial and operational results for the three months ended June 30, 2023. However, based on preliminary information, we estimate that, for the three months ended June 30, 2023, our production ranged from 139 to 144 MBoe/d compared with 137 MBoe/d for the three months ended March 31, 2023. As of June 30, 2023, we had $250.0 million in outstanding borrowings under our Revolving Credit Facility and $2.3 million in cash and cash equivalents.

These preliminary estimates are derived from Crescent Energy Company’s internal records and are based on the most current information available to management. These estimates are preliminary and inherently uncertain. Crescent Energy Company’s normal reporting processes with respect to the foregoing preliminary estimates have not been fully completed. Crescent Energy Company’s independent auditors have not completed an audit or review of such preliminary estimates or of any other data as of, or for a period ended, June 30, 2023 included herein. During the course of Crescent Energy Company’s and its auditors’ review of these preliminary estimates and any other such data, it could identify items that would require it to make adjustments and which could affect its final results. Any such adjustments could be material. These preliminary estimates should not be viewed as indicative of Crescent Energy Company’s financial condition or results as of or for any future period. Actual results could differ from the estimates, trends and expectations discussed herein, and such differences could be material.

******

Commodity Hedging Program

As of June 30, 2023, our derivative portfolio had an aggregate notional value of approximately $1.4 billion. We determine the fair value of our oil and natural gas commodity derivatives using valuation techniques that utilize market quotes and pricing analysis. Inputs include publicly available prices and forward price curves generated from a compilation of data gathered from third parties.

The following table details our net volume positions by commodity as of June 30, 2023.

Production Period	Volumes	Weighted Average Price/ Price Range
	(in thousands)
Crude oil swaps (Bbls):
WTI
2023	6,217	$63.16
2024	10,201	65.72
Brent
2023	266	52.52
2024	276	68.65
Crude oil collars – WTI (Bbls):
2023	1,457	55.63 – 74.03
2024	644	60.00 – 68.02
2025(1)	1,460	60.00 – 85.00
Natural gas swaps (MMBtu):
2023	28,595	2.91
2024	9,604	4.14
Crude oil basis swaps (Bbls):
2023	2,392	1.26
2024	3,568	1.50
Natural gas basis swaps (MMBtu):
2023	14,922	(0.29)
2024	835	(0.28)
Calendar Month Average roll swaps (Bbls):
2023	2,484	0.21
2024	3,568	0.32
Natural gas collars (MMBtu):
2024	18,300	3.38 – 4.56
Total

(1)	Represents outstanding crude oil collar options exercisable by the counterparty until December 16, 2024.

This Item 8.01 incorporates by reference the information contained in Item 2.02 of this Current Report on Form 8-K and the reserve report prepared by Ryder Scott, independent reserve engineers for the Western Eagle Ford Assets, filed as Exhibit 99.2 herewith.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

23.1	Consent of Ryder Scott Company, LP.

99.1	Press Release, dated July 17, 2023.

99.2	Report of Ryder Scott Company, LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CRGY has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2023

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel